EXHIBIT 5.1

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000



                                 (212) 856-9150


                                 March 26, 1998


Board of Directors
River Asset Sub, Inc.
645 Fifth Avenue, 8th Floor
New York, NY 10022

Board of Directors
River Distribution Sub, Inc.
645 Fifth Avenue
New York, NY 10022

                  Re:      River Asset Sub, Inc. and
                           River Distribution Sub, Inc.
                           Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as counsel for River Distribution Sub, Inc., a Delaware corporation ("River Distribution") and a wholly owned subsidiary of River Bank America, a New York chartered stock savings bank ("River Bank"), and River Asset Sub, Inc., a Delaware corporation and a wholly owned subsidiary of River Bank ("River Asset" and together with River Distribution, the "Registrants"), in connection with their filing as co-registrants of a registration statement on Form S-4 (Registration Nos. 333-38673 and 333-38673-01), and any amendments thereto (the "Registration Statement"), with respect to the registration under the under the Securities Act of 1933, as amended (the "Securities Act") of the following:

641390.3

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                                                                               2

Board of Directors                                               March 26, 1998
River Asset Sub, Inc.
River Distribution Sub, Inc.


          (i) 7,100,000 issued and outstanding shares of common stock, $0.001 par value ("River Distribution Common Stock"), and 1,400,000 issued and outstanding shares of 15% non-cumulative perpetual preferred stock, series A, $0.001 par value ("River Distribution Series A Preferred Stock" and together with the River Distribution Common Stock, the "River Distribution Shares"), of River Distribution, all of such shares will be distributed to the stockholders of River Bank America, a New York chartered stock savings bank ("River Bank"), in connection with the proposed distribution (the "Distribution") to River Bank's stockholders of all the outstanding shares of capital stock of River Distribution, a wholly-owned subsidiary of River Bank; and

          (ii) 7,100,000 shares of common stock, $1.00 par value (the "River Asset Common Stock") and 1,400,000 shares of 15% non-cumulative perpetual preferred stock, series A, $1.00 par value (the "River Asset Series A Preferred Stock" and together with the River Asset Common Stock, the "River Asset Shares") of River Asset, all of such shares will be issued in connection with the proposed merger of River Distribution with and into River Asset, the surviving corporation in the merger (to be renamed RB Asset, Inc.) (the "Merger"), pursuant to the agreement and plan of merger, dated as of October 9, 1997, by and between River Asset and River Distribution (the "Merger Agreement").

          The Distribution and Merger are part of a series of steps under which River Bank will change the legal form of organization by which it conducts its business, holds its assets and is obligated for its liabilities from a New York state chartered stock savings bank into a business corporation incorporated in the State of Delaware. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

          In rendering this opinion, we have examined originals or copies of the Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") on October 24, 1997; Amendment No.1 to Registration Statement, as filed with the Commission on February 24, 1998; Amendment No. 2 to the Registration Statement, as filed with the Commission today; the certificates of incorporation and bylaws of the Registrants; the Merger Agreement and the form of certificate of merger, as filed as exhibits to the Registration Statement; the minute books of the Registrants and records of corporate proceedings of the Registrants contained therein; and a written certificate of the secretary of each of the Registrants.

641390.3

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                                                                               3

Board of Directors                                               March 26, 1998
River Asset Sub, Inc.
River Distribution Sub, Inc.




          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity to original documents, instruments and certificates of all documents, instruments and certificates submitted to us as certified or photostatic copies and the legal capacity to sign of all individuals executing documents. We have assumed the completeness of the corporate records provided to us by the Registrants. We have relied, without independent verification, upon representations of the Registrants as to factual matters relevant hereto.

          Our opinions are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based on and subject to the foregoing, we are of the opinion that (i) all of the River Distribution Shares have been duly authorized and validly issued and are fully paid and non-assessable and (ii) all of the River Asset Shares have been duly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                                                   Very truly yours,




                                                   /s/ Battle Fowler LLP